CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses and to the use of our reports dated May 18, 2011 on the financial statements and financial highlights of the USAA California Bond Fund, the USAA California Money Market Fund, the USAA Florida Tax-Free Income Fund, the USAA Florida Tax-Free Money Market Fund, the USAA New York Bond Fund, the USAA New York Money Market Fund,  the USAA Tax Exempt Intermediate-Term Fund, the USAA Tax Exempt Long-Term Fund, the USAA Tax Exempt Money Market Fund, the USAA Tax Exempt Short-Term Fund, the USAA Virginia Bond Fund, and the USAA Virginia Money Market Fund as of and for the period ended March 31, 2011 in the Post-Effective Amendment Number 65 to the Registration Statement (Form N-1A  No. 33-65572).

/s/ Ernst & Young LLP

San Antonio, Texas
July 26, 2011